Life Re Corporation
                           Annual Incentive Plan

1.    Purpose.

      The purpose of this Life Re Corporation Annual Incentive Plan (the "Plan") is (i) to assist the Company in attracting and retaining key corporate executives, and (ii) to motivate and reward key corporate executives based on their attainment of predetermined goals which will further the interest of the Company and its stockholders.

2.   Definitions.

     For purposes of the Plan, the following terms shall have the defined meanings as set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, that without limiting the generality of the foregoing, such a Change in Control will in any event be deemed to occur if and when:

          (a) any person (as such term is used in paragraphs 13(d) and 14(d) (2) of the Exchange Act, hereinafter in this paragraph 2(a), "Person"), other than the Company or a subsidiary or employee benefit plan of the Company or subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent of the combined voting power of the Company's then outstanding securities;

          (b) stockholders approve a merger, consolidation or other business combination (a "Business Combination") other than a Business Combination in which holders of common stock of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

          (c) stockholders approve either (i) an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity which is not a subsidiary of the Company, or (ii) a plan of complete liquidation;

          (d) the persons who were members of the Board of Directors immediately before a tender offer by any Person other than the Company or a subsidiary, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" shall mean the committee of the Board described in
Section 4 hereof.

     "Company" means Life Re Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him or her incapable of continuing in the employment of the Company. Such Disability shall be determined by the Committee based upon appropriate medical advice and examination.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Participant" shall mean a key executive of the Company who is selected by the Committee to participate in the Plan.

     "Performance Objective" shall mean the performance goal set by the Committee in accordance with Section 6 of the Plan

     "Plan Year" means the calendar year of the Company.

     "Retirement" shall mean retirement from active employment with the Company on or after attainment of age 62, unless an earlier retirement is approved by the Committee.

3.   Effective Date.

     The Plan shall be effective on January 1, 1995, provided, however, that the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company stock represented at a meeting duly held in accordance with Delaware law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by such stockholders within such twelve-month period.

4.   Administration.

     (a) The Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company, which shall consist solely of two or more directors each of whom is an outside director within the meaning of the applicable regulations under Section 162(m) of the Internal Revenue Code or any successor thereto. The members of the Committee shall be appointed by, and may be changed from time to time at the discretion of the Board of Directors of the Company.

     (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     (c) The Committee shall maintain written minutes of its meetings, including minutes regarding the Performance Objectives established by the Committee pursuant to Section 6(c) hereof and any certification regarding the satisfaction of Performance Objectives made pursuant to Section 7 hereof.

     (d) Solely for purposes of satisfying the shareholder approval requirement of Section 162(m) (4) (c) (ii), the Committee shall cause the material terms under which awards are to be paid to be disclosed to shareholders for approval by a majority of the vote in a separate shareholder vote before the payment of the award. In order to prevent the disclosure of confidential competitive information, such disclosure shall be limited to the disclosure of only those material terms necessary to satisfy the requirements of Section 162(m) of the Internal Revenue Code and the regulations thereunder.

     (e) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

     (f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.


5.   Eligibility and Participation.

     The class of officers who are eligible to participate in the Plan shall consist of such members of the Office of the Chairman and other corporate officers of the Company or its subsidiaries as the Committee shall in its discretion select. Prior to the start of each Plan Year, the Committee shall determine the officers who shall participate for such Plan Year. An officer who is eligible for one Plan Year is not guaranteed to be eligible for any subsequent Plan Year.

6.   Annual Incentives.

     (a) The amount of a Plan Participant's annual incentive award for attaining Performance Objectives shall be determined by the Committee in its discretion, based on such criteria as it shall determine, including, without limitation, the future performance of the Company, the Participant's level of responsibility, performance, salary, and incentive compensation.

     (b) The Committee will assign one of three "Impact Levels" to a Participant. The award opportunity will vary based on the Participant's Impact Level. The Office of the Chairman shall be assigned the highest Impact Level. The Chief Financial Officer, General Counsel, and such other key corporate officers as the Committee in its discretion shall select, shall be assigned to the second highest Impact Level. Such other key corporate officers as the Committee in its discretion shall select shall be assigned the third Impact Level.

     (c) The Committee shall develop the Performance Objectives applicable to the Plan Year for each element used in determining an annual incentive award. Performance Objectives will be related to such measures as the profitability and growth of the Company. The Committee may determine different Performance Objectives for different Participants, notwithstanding application of an identical Plan Year. The applicable Performance Objectives shall be established by the Committee in accordance with the applicable regulations under Code Section 162(m).

     (d) Accounting terms and such measures related to the performance of the Company which the Committee selects as Performance Objectives shall have the same meaning as (i) those terms used in connection with the regulations regarding the preparation of the Annual Report on Form 10-K filed with the Securities and Exchange Commission, as adjusted to reflect determinations made by the Committee pursuant to subsection (e) below, or
(ii) to the extent that such objectives or measures are not set forth in such regulations, in accordance with generally accepted accounting principles consistently applied, as adjusted to reflect determinations made by the Committee pursuant to subsection (e) below.

     (e) The Committee may make, from time to time and in its sole discretion, adjustments in the accounting terms or other performance measures used for purposes of calculating the Performance Objectives so that changes in accounting principles, extraordinary or unusual charges or credits, acquisitions, mergers, consolidations, recapitalizations, stock dividends, stock splits, stock repurchases, exchange of shares, sale by the Company of all or part of its assets, other corporate transactions or change, or such other circumstances as the Committee may determine, and such other elements of or factors influencing the calculation of Performance Objectives, do not distort or affect the operations of the Plan or the realization of the objectives of the Company in a manner inconsistent with its purposes.

     (f) To the extent allowable under the applicable regulations under Code Section 162(m), the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests of the Company and its shareholders, and an unintended windfall, or inequitable payment will otherwise result.

7.   Committee Certification.

     Within two and one-half months of the end of the Plan Year, the Committee shall determine whether and to what extent the Performance Objectives have been attained. Prior to the payment of the value of any award, the Committee will certify in writing that the Performance Objectives set forth pursuant to Section 6 and any other material terms within the meaning of the regulations under Code Section 162(m) were in fact satisfied.

8.   Payment.

     Within two and one-half months of the end of the Plan Year, provided that the requisite Committee certification under Section 7 hereof has occurred, the Company shall pay to each Participant, in cash, a lump sum equal to the value of his or her award, net of any withholding required under Section 13 hereto.

9.   Termination of Employment.

     (a) If a Participant's employment with the Company or any of its affiliates terminates prior to payment for any reason other than (i) death; (ii) Disability; or (iii) Retirement, then the Participant shall not be entitled to any payment with respect to an award for such Plan Year.

     (b) If a Participant's employment is terminated prior to payment due to (i) death; (ii) Disability; or (iii) Retirement, then the Participant or his or her estate shall be entitled to payment for awards granted to such Participant for such Plan Year, provided, however, that for purposes of Section 6 hereof, the value of any such award shall be equal to the value of an award, as otherwise determined in accordance with Section 6, multiplied by a fraction, the numerator of which is the number of whole or partial months during which the individual was an employee of the Company during the Plan Year and the denominator of which is twelve.

10.  Change of Control

     Notwithstanding anything to the contrary set forth herein, if a Participant's employment with the Company or any of its affiliates terminates within twelve (12) months after a Change in Control, or if a reduction of the Participant's duties, title or position occurs within twelve (12) months after a Change in Control, then the Participant will be entitled to a payment under the Plan equal to the amount of the award earned by the Participant for the Plan Year immediately preceding the Plan Year in which the Change in Control occurred, multiplied by a fraction, the numerator of which is the number of whole or partial months subsequent to the date of the Change in Control and the denominator of which is twelve.

11.  Amendment of the Plan.

     The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant's rights with regard to outstanding awards.

12.  Assignability.

     No awards granted but not paid under the Plan shall be pledged, assigned or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any awards under the Plan shall be subject to all of the terms and conditions of the Plan.

13.  Tax Withholding.

     Under the Plan, payments made to Participants shall be made in cash. However, such payments shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

14.  No Contract of Employment.

     Neither the action of the Company in establishing this Plan, nor any provisions hereof, nor any action taken by the Company, nor the Committee or Board pursuant to such provisions, shall be construed as giving to any employee or Participant the right to be retained in the employ of the Company.

15.  No Right to Inspect Books and Records.

     Any calculation approved by the Committee in connection with Section 6 hereof shall be conclusive and binding on the Company, the Participants or any other person ever effected thereby. Neither the Participants nor any other person shall have the right for any purpose to inquire into the manner in which the calculations made in accordance with Section 6 were determined or examine the computations or working papers in connection therewith.

16.  Other Provisions.

     The following miscellaneous terms and conditions are also in effect under the Plan:

     (a) Any expenses and liabilities incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company.

     (b) Any benefits received or amounts paid to a Participant under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant's estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement.

     IN WITNESS WHEREOF, the Company has caused this plan to be executed this third day of November, 1994.



ATTEST                        LIFE RE CORPORATION



/S/ Tracy L. Rudolph               By:   /s/ Rodney A. Hawes, Jr.
Tracy L. Rudolph                   Name:  Rodney A. Hawes, Jr.
Associate Secretary           Title: Chairman and Chief Executive
Officer